UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 29, 2009
Date of Report (Date of earliest event reported)

ROSTOCK VENTURES CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-144944	98-0514250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Pawlychenko Lane, Suite 34 Saskatoon, SK, Canada	S7V 1G9
(Address of principal executive offices)	(Zip Code)

(306) 371-1818
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Effective on June 29, 2009, there was a change in control of Rostock Ventures Corp., a Nevada corporation (the "Company"). In accordance with those certain stock purchase agreements between Collin Sinclair, the Company’s President/Chief Executive Officer (“Sinclair”), and certain entities (collectively, the Stock Purchase Agreement”), Sinclair sold an aggregate of 4,000,000 shares of common stock held of record to each of the following entities: (i) Tucker Investment Corp.; (ii) Takam International Ltd.; (iii) 658111 BC Ltd.; (iv) Paradisus Investment Corp.; (v) Highlight Holdings Ltd; and (vi) HB International Ltd.; (vii)  Zander Investment Ltd. (collectively, the “Investors”).

Sinclair sold and transferred his right, title and interest in and to the aggregate 4,000,000 shares of common stock held of record to each of the Investors under the transactional exemption of Section 4(1 ½) of the Securities Act of 1933, as amended (the “Securities Act”). In further accordance with the terms and provisions of the respective Stock Purchase Agreements, each Investor: (i) paid an aggregate $5,700.00 as consideration for the purchase of the respective 4,000,000; and (ii) acknowledged that the securities to be acquired have not been registered under the Securities Act and that they understood the economic risk of an investment in the securities.

As of the date of this Report, the following table sets forth certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by our current director and executive officer. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Report, there are 40,698,273 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership

Directors and Officers:
Collin Sinclair 102 Pawlychenko Lane, Suite 34 Saskatoon, SK Canada S7V 1G9	-0-	0%
5% or Greater Shareholders:
Tucker Investment Corp. 35 New Road Belize City, Belize	4,000,000	9.83%
Takam International Ltd. Akara Building 24 De Castro Street Wickhams Cay 1, Road Town Tortola, British Virgin Islands	4,000,000	9.83%
658111 BC Ltd. 164 – 87th Street Osoyoos, British Columbia Canada V0H 1V2	4,000,000	9.83%
Paradisus Investment Corp. 7 Magnolia Place Osoyoos, British Columbia Canada V0H 1V2	4,000,000	9.83%
Highlight Holdings Ltd. Henville Building Prince Charles Street Charlestown, Nevis, West Indies	4,000,000	9.83%
HB International Ltd. Suite 13 First Floor Oliaji Trade Center Francis Rachel Street Victoria, Mahe Republic of Seychelles	4,000,000	9.83%
Zander Investment Ltd. c/o Associated Trustees Ltd. Henville Building Prince Charles Street Charlestown, Nevis, West Indies	4,000,000	9.83%
All executive officers and directors as a group (1 person)	0	0%

*	Less than one percent.

(1)
Under Rule 1d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Annual Report. As of the date of this Annual Report, there are 40,698,273 shares issued and outstanding.

CHANGES IN CONTROL

The Company is not aware of any other contract, or other arrangement or provision, the operation of which may at a subsequent date result in a change of control.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLIN SINCLAIR
DATE: July 14, 2009.	/s/ Collin Sinclair Name: Collin Sinclair Title: President/Chief Executive Officer
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